HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARY
                  STATEMENT OF PER SHARE NET INCOME (LOSS)


EXHIBIT 11


                                             Three Months Ended              Nine Months Ended
                                                  June 30,                       June 30,
                                         --------------------------     ----------------------------
                                             1996           1995            1996            1995
                                         ----------     -----------     -----------     ------------



Net income (loss)                        $  102,921     $ (444,979)     $ (591,232)     $(1,168,359)
                                         ==========================================================

Net income (loss) per share              $     0.01     $    (0.14)     $    (0.12)     $     (0.37)
                                         ==========================================================

Weighted average shares outstanding       7,370,245      3,162,000       5,010,090        3,155,363
                                         ==========================================================